UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010 (March 1, 2010)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

          On March 1, 2010, U. S. Physical Therapy, Inc. (the “Company”) issued a press release reporting that the Centers for Medicare and Medicaid Services (“CMS”) announced that it will hold claims for the first 10 business days of March. The hold will apply to claims with dates of service of March 1, 2010 through March 12, 2010. Claims with dates of service of January 1, 2010-February 28, 2010 will continue to be paid based on the 0% update approved by Congress. CMS will hold claims in an effort to avoid payment and service disruptions anticipated as a result of the 21.2% fee schedule reductions that are effective March 1, 2010. This hold is also designed to provide Congress with additional time to pass legislation to avert the 21.2% reduction in fee schedule payments.  Medicare currently accounts for approximately 22% of the Company’s patient billings. Approximately 59% of the Company’s patient billings are reimbursed from private healthcare insurance plans, 15% is billed to workers compensation and 4% to other payors.

          Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Exhibits	Description of Exhibits

99.1	Registrant's press release dated March 1, 2010 - Update on Medicare Reimbursement for Physical Therapy Services. *

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	March 1, 2010	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)